Exhibit 21

                      Subsidiaries of the Registrant


                                  State of                 Doing
Name                           Incorporation             Business As
----                           -------------             -----------

Victoria Exploration, Inc.         Colorado                 Same

Kestrel Energy California, Inc.    Colorado                 Same